For additional information, contact:

Lawrence Taff
Chief Financial Officer
Pacific Office Properties Trust, Inc.
233 Wilshire Boulevard, Suite 310
Santa Monica, CA 90401
(808) 544-1219

PACIFIC OFFICE PROPERTIES ANNOUNCES
THIRD QUARTER 2009 FINANCIAL RESULTS

Santa Monica, California – November 23, 2009 – Pacific Office Properties Trust, Inc. (NYSE Amex: PCE), a West Coast office REIT, today announced its financial results for the three and nine months ended September 30, 2009.  The Company also announced financial and portfolio highlights as well as recent corporate milestones.

Financial Highlights

•	No debt maturities in 2009 and only $69.8 million, or 17.5%, of consolidated mortgage debt matures before 2016
•	Substantially all mortgage debt is fixed rate
•
Entered into a new credit facility with First Hawaiian Bank for $10.0 million with a two-year term.  Amounts borrowed under the new credit facility will bear interest at a fluctuating annual rate equal to the effective rate of interest paid by First Hawaiian Bank on time certificates of deposit, plus 1.00%.  For the first 12 months the interest rate will be 1.85%.  The credit facility with KeyBank was terminated in September 2009.

Portfolio Highlights

•	Steady leasing activity results in total portfolio being 85.5% leased at September 30, 2009 compared to 84.3% leased at September 30, 2008 and slightly down from 86.2% leased at June 30, 2009
•	Approximately 156,000 square feet of new and renewal leases signed during the three months ended September 30, 2009
•	75% of our revenues derived from one of the healthiest office markets in the U.S. (Honolulu)

Approximately 60% of the Company’s investment in real property, on an effective square foot basis, consists of properties located in Honolulu, with approximately 73% of the Company’s net operating income, on an effective basis, for the three months ended September 30, 2009 being derived from this market.  Honolulu’s office vacancy rate of 10.3% is the second lowest vacancy rate in the nation, according to a recent report published by CB Richard Ellis, Inc., significantly better than the national office vacancy rate of 17.2%.

Three Month Financial and Operating Results

The Company reported Funds from Operations (FFO) for the quarter ended September 30, 2009 of $0.9 million, or $0.05 per diluted share/common unit, compared to $0.5 million, or $0.03 per diluted share/common unit, for the quarter ended September 30, 2008.

The Company reported Adjusted Funds from Operations (AFFO) for the quarter ended September 30, 2009 of $1.8 million, or $0.10 per diluted share/common unit, compared to $0.8 million, or $0.05 per diluted share/common unit, for the quarter ended September 30, 2008.

The Company also reported a GAAP net loss attributable to common stockholders for the quarters ended September 30, 2009 and 2008 of $1.2 million and $1.2 million, which include the Company’s portion of depreciation and amortization expense of $1.4 million and $1.3 million, respectively.  The loss per diluted share for the quarters ended September 30, 2009 and 2008 were $0.40 and $0.39 per share, respectively.

Nine Month Financial and Operating Results

The Company reported Funds from Operations (FFO) for the nine months ended September 30, 2009 of $3.3 million, or $0.19 per diluted share/common unit.  The Company’s FFO for the nine months ended September 30, 2008 is not comparable due to the Company’s formation on March 20, 2008.

The Company reported Adjusted Funds from Operations (AFFO) for the nine months ended September 30, 2009 of $5.9 million, or $0.34 per diluted share/common unit. The Company’s AFFO for the nine months ended September 30, 2008 is not comparable due to the Company’s formation on March 20, 2008.

The Company also reported a GAAP net loss attributable to common stockholders for the nine months ended September 30, 2009 of $3.4 million, or $1.12 loss per diluted share.  The Company’s combined GAAP net loss attributable for the nine months ended September 30, 2008 was $6.7 million.  Both periods include $4.4 million and $3.3 million of the Company’s portion of depreciation and amortization expense, respectively. The per share calculation is not comparable due to the Company’s formation on March 20, 2008.

Recent Corporate Milestones

•
On September 10, 2009, the Board of Directors of the Company declared a cash dividend of $0.05 per share of our common stock for the third quarter 2009, which was paid on October 15, 2009 to shareholders of record on September 30, 2009.  This represents an AFFO payout ratio of 49.8%, based on our AFFO for the quarter ended September 30, 2009 of $0.10 per diluted share/unit.

•
The Company’s current total market capitalization is $644.7 million, including approximately $220.2 million in equity, assuming the conversion of all outstanding interests in our operating partnership, based on our closing price on the NYSE Amex on September 30, 2009.

•
As of September 30, 2009, the Company’s property portfolio, including those properties owned in partnership with institutional co-investors, included 23 office properties consisting of 40 office buildings totaling approximately 4.3 million leasable square feet.

“We are pleased to report another quarter of solid results supported by the continued resilience of the Honolulu market, our core geography.  While general office fundamentals remain challenging, we are confident in our ability to outperform the market in the regions where we compete.  Our presence in the Honolulu market, which boasts stronger occupancy and rent metrics than most U.S. markets, has had a stabilizing effect on the overall portfolio.  Current market conditions continue to present attractive investment opportunities, which we are always evaluating in our effort to augment our existing portfolio.  We are positioning ourselves so that we will be able to capitalize on appropriate opportunities,” said Jay H. Shidler, President and Chief Executive Officer.

Supplemental Information
Supplemental financial information for the Company’s quarterly financial results may be accessed on the Company’s website under the Investor Relations section at www.pacificofficeproperties.com.

About Pacific Office Properties Trust, Inc.
Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com) is a real estate investment trust that acquires, owns, and operates office properties in the Western U.S., focusing initially on the long-term growth sub-markets of Honolulu, San Diego, Los Angeles, and Phoenix.

The Company’s strategy is to acquire, often in partnership with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning, and superior leasing and management.  The Company continues in the tradition of The Shidler Group’s highly successful institutional joint-venture operations, which focus on acquiring opportunistic and value-added commercial real estate in partnership with institutional co-investors.

Certain Information About Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions.  Forward-looking statements are not historical information and are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should”, “may”, “will”, “expect”, “believe”, “anticipate”, “intend”, “could”, “estimate”, or “continue”, or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause a difference between projected and actual results for Pacific Office Properties Trust, Inc. are discussed in the Company’s filings from time to time with the SEC.  Pacific Office Properties Trust, Inc. and The Shidler Group disclaim any obligation to revise or update any forward-looking statements that may be made from time to time by any of them or on their behalf.

FINANCIAL TABLES FOLLOW

Pacific Office Properties Trust, Inc.
Consolidated Balance Sheet
(unaudited and in thousands, except share data)

	September 30, 2009	December 31, 2008
ASSETS
Investments in real estate, net	$385,431	$392,657
Cash and cash equivalents	3,405	4,463
Restricted cash	5,444	7,267
Rents and other receivables, net	6,004	6,342
Intangible assets, net	35,079	41,379
Other assets, net	5,822	4,680
Goodwill	62,019	61,519
Investment in unconsolidated joint ventures	10,016	11,590
Total assets	$513,220	$529,897

LIABILITIES AND EQUITY
Mortgage and other loans, net	$403,347	$400,108
Unsecured notes payable to related parties	21,104	23,776
Accounts payable and other liabilities	20,257	17,088
Acquired below market leases, net	9,997	11,817
Total liabilities	454,705	452,789

Commitments and contingencies

Non-controlling interests	130,679	133,250

Equity:
Proportionate Voting Preferred Stock	-	-
Preferred stock, $0.0001 par value, 100,000,000 shares authorized,
no shares issued and outstanding at September 30, 2009 and December 31, 2008	-	-
Common Stock, $0.0001 par value, 200,000,000 shares authorized,
3,850,420 shares issued and outstanding at September 30, 2009 and December 31, 2008	185	185
Class B Common Stock, $0.0001 par value, 200,000 shares authorized,
100 shares issued and outstanding at September 30, 2009 and December 31, 2008	-	-
Additional paid-in capital	-	-
Retained deficit	(72,349)	(56,327)
Total equity	(72,164)	(56,142)
Total liabilities and equity	$513,220	$529,897

Pacific Office Properties Trust, Inc
Consolidated Statement of Operations
(unaudited and in thousands, except share and per share data)

	For the three months ended September 30,
	2009	2008

Revenue:
Rental	$10,486	$10,899
Tenant reimbursements	5,163	5,583
Parking	2,012	1,981
Other	83	136
Total revenue	17,744	18,599

Expenses:
Rental property operating	9,781	11,067
General and administrative	351	429
Depreciation and amortization	6,913	6,740
Interest	6,823	6,769
Loss on extinguishment of debt	171	-
Total expenses	24,039	25,005

Loss before equity in net earnings of unconsolidated
joint ventures and non-operating income	(6,295)	(6,406)
Equity in net earnings of unconsolidated
joint ventures	189	185
Non-operating income	2	-
Net loss	(6,104)	(6,221)
Less: net loss attributable to non-controlling
interests	4,863	5,033
Net loss attributable to common stockholders	$(1,241)	$(1,188)

Net loss per common share - basic and diluted	$(0.40)	$(0.39)

Weighted average number of common shares
outstanding - basic and diluted	3,112,888	3,031,125

Pacific Office Properties Trust, Inc
Consolidated Statement of Operations
(unaudited and in thousands, except share and per share data)

	For the nine months ended September 30,
	2009	2008 (1)

Revenue:
Rental	$31,999	$26,401
Tenant reimbursements	16,184	12,740
Parking	6,080	4,855
Other	270	345
Total revenue	54,533	44,341

Expenses:
Rental property operating	29,356	26,412
General and administrative	1,997	17,837
Depreciation and amortization	20,470	15,503
Interest	20,348	15,822
Loss on extinguishment of debt	171	-
Other	-	143
Total expenses	72,342	75,717

Loss before equity in net earnings of unconsolidated
joint ventures and non-operating income	(17,809)	(31,376)
Equity in net earnings of unconsolidated
joint ventures	406	156
Non-operating income	6	-
Net loss	(17,397)	(31,220)
Less: net loss attributable to non-controlling
interests	13,984	24,563
Net loss attributable to common stockholders	$(3,413)	$(6,657)

Net loss per common share - basic and diluted	$(1.12)	(2)

Weighted average number of common shares
outstanding - basic and diluted	3,059,678	(2)

_________

(1)
Amounts reflected in 2008 represent the sum of the amounts included herein as the consolidated results of operations of Waterfront and the Company (the “Combined Entity”) for the period from January 1, 2008 through September 30, 2008.

(2)	The per share calculation is not comparable due to the Company’s formation on March 20, 2008.

Pacific Office Properties Trust, Inc
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(unaudited and in thousands, except share and per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2009	2008	2009
Reconciliation of net loss to FFO and AFFO (1)(2)(3)(4)(5):
Net loss attributable to stockholders	$(1,241)	$(1,188)	$(3,413)
Add:
Depreciation and amortization of real estate assets	6,913	6,740	20,470
Depreciation and amortization of real estate assets -
unconsolidated joint ventures	621	542	1,897
Less:
Distributions to preferred unitholders	(568)	(568)	(1,704)
Net loss attributable to non-controlling interests	(4,863)	(5,033)	(13,984)
FFO	$862	$493	$3,266
Amortization of interest rate contracts, loan premiums
and prepaid financings	368	254	1,214
Non-cash compensation expense	50	40	139
Interest expense deferred on unsecured notes payable	453	426	1,333
Straight-line rent adjustments, net	281	(23)	592
Recurring capital expenditures, tenant improvements
and leasing commissions	(193)	(352)	(606)
AFFO	$1,821	$838	$5,937

FFO per share - basic and diluted	$0.05	$0.03	$0.19
AFFO per share - basic and diluted	$0.10	$0.05	$0.34

Weighted average number of common shares and common
share equivalents outstanding - basic and diluted	17,412,155	17,330,392	17,412,155

Explanation of Notations

(1)
FFO is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) attributable to stockholders (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from dispositions of property, extraordinary items, real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs' FFO. As a result, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(2)
AFFO is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO by subtracting from FFO the straight-line rent adjustments and recurring capital expenditures, tenant improvements and leasing commissions, and then adding the amortization of interest rate contracts, loan premium and prepaid financing costs, non-cash compensation expense, and interest expense deferred on unsecured notes.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income or loss is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about the Company’s financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

(3)	The weighted average number of common shares and common share equivalents outstanding – basic and diluted includes common unit limited partnership interests in our Operating Partnership.

Our outstanding preferred unit interests in our Operating Partnership are convertible into common unit limited partnership interests in our Operating Partnership, but no earlier than the later of March 19, 2010 and the date an underwritten public equity offering of our common stock in an amount equal to or greater than $75 million is consummated, which is a contingent event and not yet probable as of September 30, 2009. These common unit interests will become exchangeable for shares of our common stock one year after such conversion. Our outstanding preferred unit interests at September 30, 2009 represent 32,597,528 common share equivalents, on an as-if converted basis, and any impact related to these outstanding limited preferred interests have not been included in our calculation of diluted earnings per share or FFO per share, including our calculation of the weighted average number of common and common equivalent shares outstanding, in accordance with GAAP. Assuming the full conversion of our outstanding preferred unit interests at September 30, 2009 and September 30, 2008, our FFO per share/unit, on a fully diluted basis, would have been $0.03 and $0.02, and our AFFO per share/unit, on a fully diluted basis, would have been $0.05 and $0.03 for the three months then ended, respectively.  Assuming the full conversion of our outstanding preferred unit interests at September 30, 2009, our FFO per share/unit, on a fully diluted basis, would have been $0.10, and our AFFO per share/unit, on a fully diluted basis, would have been $0.15 for the nine months then ended.

(4)
The Company has provided additional disclosure in this press release by including both FFO and AFFO information.  Note that, unlike many REITs, AFFO has often been higher than FFO for Pacific Office Properties Trust, Inc. due to the addition of the noncash impact of straightlining ground lease rent expense for AFFO.  Beginning with the period ended September 30, 2009, the Company will deduct the distributions on its preferred unit interests from both its FFO and AFFO calculations.  Prior periods will be presented utilizing this new calculation for comparative purposes.  FFO per share/unit and AFFO per share/unit under this revised calculation are as follows (please refer to the Company’s supplemental package for detailed calculations):

	For the three months ended
	June 30, 2009	March 31, 2009	December 31, 2008

FFO/Share	$0.07	$0.07	$0.04
AFFO/Share	$0.11	$0.12	$0.07

(5)	The revised calculation for the three months ended June 30, 2008 is presented below (as it is not included in the Company’s supplemental package).

Reconciliation of net loss to FFO and AFFO:
Net loss attributable to stockholders	$(1,374)
Add:
Depreciation and amortization of real estate assets	7,056
Depreciation and amortization of real estate assets -
unconsolidated joint ventures	233
Less:
Distributions to preferred unitholders	(568)
Net loss attributable to non-controlling interests	(5,732)
FFO	$(385)
Amortization of interest rate contracts, loan premiums
and prepaid financings	206
Non-cash compensation expense	13
Interest expense deferred on unsecured notes payable	318
Straight-line rent adjustments, net	227
Recurring capital expenditures, tenant improvements
and leasing commissions	(362)
AFFO	$17

FFO per share - basic and diluted	$(0.03)
AFFO per share - basic and diluted	$0.00

Weighted average number of common shares and common
share equivalents outstanding - basic and diluted	14,299,267

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